SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2006

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the previously announced acquisition of Adheris, Inc. ("Adheris") by Ventiv Health, Inc. ("Ventiv"), on February 28, 2006, Ventiv issued for the account of certain former stockholders of Adheris a total of 551,412 unregistered shares of the Common Stock, par value $0.001 per share, of Ventiv (“Common Stock”). The Common Stock issued in connection with the closing of the acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: March 6, 2006 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)